								    EXHIBIT 28
			       COMPUTER SCIENCES CORPORATION

				 REVENUES BY MARKET SECTOR
				      ($ in millions)
				  Fiscal Period Ended         % of Total
			       _____________________  _________________________
			       Dec. 30,    Dec. 31,    Dec. 30,      Dec. 31,
				 1994        1993        1994          1993
			       _________   _________  ___________   ___________
Third Quarter

U.S. Federal Government:
     Department of Defense       $204.0      $167.6           25 %          27 %
     NASA                          81.4        54.6           10             9
     Civil agencies                82.4        61.6           10            10
			       _________   _________  ____________  ____________
	  Total                   367.8       283.8           45            46
			       _________   _________  ____________  ____________
Commercial:
     Domestic                     285.0       255.4           34            41
     International                175.1        82.2           21            13
			       _________   _________  ____________  ____________
	  Total                   460.1       337.6           55            54
			       _________   _________  ____________  ____________

Total revenues                   $827.9      $621.4          100 %         100 %
			       =========   =========  ============  ============
Nine Months

U.S. Federal Government:
     Department of Defense       $604.6      $519.2           26  %         28 %
     NASA                         219.4       163.2            9             9
     Civil agencies               243.9       195.2           10            10
			       _________   _________  ___________   ___________
	  Total                 1,067.9       877.6           45            47
			       _________   _________  ___________   ___________
Commercial:
     Domestic                     812.2       764.9           35            42
     International                474.4       209.3           20            11
			       _________   _________  ___________   ___________
	  Total                 1,286.6       974.2           55            53
			       _________   _________  ___________   ___________

Total revenues                 $2,354.5    $1,851.8          100  %        100 %
			       =========   =========  ===========   ===========




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